UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2015 (May 18, 2015)
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MEAD JOHNSON NUTRITION COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Mead Johnson Nutrition Company (the “Company”) on April 17, 2015, effective as of May 18, 2015, Mr. Tom De Weerdt no longer serves as the Company's Vice President and Corporate Controller. As of May 18, 2015, the Company appointed Mr. Charles M. Urbain, the Company's Senior Vice President and Interim Chief Financial Officer, to serve as the Company's Interim Controller until Mr. De Weerdt's successor is appointed. In his capacity as Interim Controller, Mr. Urbain shall be the Company's chief accounting officer.

Mr. Urbain, age 61, has been the Company's Interim Chief Financial Officer since March 13, 2015. He had served as our Senior Vice President, Stakeholder Relations and Chief Development Officer since January 2012, which role included leadership of the Company's global human resources function. Mr. Urbain previously had been our President, Asia and Europe from January 2009 through December 2011 and has been continuously employed by Mead Johnson or Bristol-Myers Squibb Company (“BMS”) since February 1987 in various capacities. From June 2008 to January 2009, he served as Senior Vice President, North America, Latin America and Europe. From June 2007 to June 2008, Mr. Urbain served as Senior Vice President, North America and Europe. From January 2004 to June 2007, Mr. Urbain served as Senior Vice President, International, and from January 2001 to January 2004, he served as Senior Vice President, Latin America, Canada and Europe. From January 1999 to December 2000, Mr. Urbain served as Chief Financial Officer of the Mead Johnson division of BMS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mead Johnson Nutrition Company

Date: May 22, 2015	By:	/s/ Patrick M. Sheller
Patrick M. Sheller
Senior Vice President, General Counsel and Secretary